EXHIBIT 21

                                SUBSIDIARIES OF
                          ANNTAYLOR STORES CORPORATION


                                ANNTAYLOR, INC.,
                             a Delaware corporation


                            ANNTAYLOR TRAVEL, INC.,
                           a Delaware corporation and
                           wholly owned subsidiary of
                                AnnTaylor, Inc.


                            ANNTAYLOR FUNDING, INC.,
                           a Delaware corporation and
                           wholly owned subsidiary of
                                AnnTaylor, Inc.


                     ANNTAYLOR DISTRIBUTION SERVICES, INC.,
                           a Delaware corporation and
                           wholly owned subsidiary of
                                AnnTaylor, Inc.


                              ANNTAYLOR LOFT, INC.
                           a Delaware corporation and
                           wholly owned subsidiary of
                                AnnTaylor, Inc.